AMERITAS VARIABLE                                                         1010-V
LIFE INSURANCE      APPLICATION FOR VARIABLE UNIVERSAL LIFE
COMPANY (AVLIC)               ONE AMERITAS WAY
                              P.O. BOX 82550
                         LINCOLN,  NE 68501-2550  Please print clearly in
                                                  black ink.
                                                  This form will be photocopied.
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Product Name: _____________________________
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1  INSURED
   If no policy owner     _________________________  ___________________________
   is specified in        Name: Last/First/MI        Social Security #
   section 2, the
   Insured will be        _________________________  ___________________________
   the policy owner.      Address                    Date of Birth  MO./DAY/YR.

                          _________________________  ___________________________
                          City/State/Zip             Birthplace (State)

                          _________________________
                          Occupation                 [ ] Male [ ] Female

                          ________________________________
                          Employer's Name    Time Employed
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2  POLICY OWNER
   Complete only if       _________________________ ____________________________
   different from         Full Name                  Social Security #/Tax ID #
   the Insured.

                                                        /     /         /   /
  (If a Trust, give       _________________________ ____________________________
  Trustee(s), Trust       Relationship to Insured    Date of Birth:  If Trust,
  Name & Trust date)      (or all Trustee's Names)                   Trust date:

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3  MAILING ADDRESS        _________________________
   OF OWNER               Address

   All notices will be    _________________________
   sent to this address.  City/State/Zip
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4  BENEFICIARY
   Unless otherwise       _________________________ ____________________________
   indicated, multiple    Primary                   Contingent
   beneficiaries will be
   paid equally or to     _________________________ ____________________________
   the survivor(s).       Relationship to Insured   Relationship to Insured
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
5  PLAN OF                Plan of Insurance _________                      Death Benefit Option (select only one):
   INSURANCE                                                               [ ] Option A (death benefit is the amount
                                                                               of insurance)
                          Amount of Insurance $ _____                      [ ] Option B (death benefit is the amount
                                                                               of insurance plus the accumulation value)

                          OPTIONAL RIDERS:

                            [ ] Accidental Death Benefit $ _________       [ ] Guaranteed Insurability $ _________________
                                                                                  (only if insured is under age 37)

                            [ ] Disability Benefit $ ____________          [ ] Covered Insured Rider
                                  or [ ] Waiver of Monthly Deduction           [ ] Self Amount $ __________
                                                                               [ ] Other Person
                            [ ] Payor Disability $ _____________                     (Complete L-6 in Supplemental Book)
                                  or [ ] Payor of Monthly Deduction
                                  (Applicant under age 37, Insured         [ ] ___________________________________________
                                  up through age 14 -
                                  Complete L-5 in Supplemental Book)

                            [ ] Children's Protection ($10,000 coverage per child)
                                  Complete L-5 in Supplemental Book)

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
6  PREMIUM MODE    [ ] Annual  [ ] Semi-Annual  [ ] Quarterly  [ ] Monthly Bank Withdrawal
   Please select                                                   (Complete Optional Program form)
   one.            [ ] Monthly [ ] Non-Billing  [ ] Invoice    [ ] Payroll Deduction
                       Billing                      Billed         (Additional form required)

                   [ ] Single $ ______________

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7  PREMIUM         Planned Annual Premium $ ____ Planned Modal Premium $ ______
   AMOUNT
                   *Initial Premium (paid with application) $ ___ (leave receipt with payor).
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* All premium checks must be made payable to the Company.  Do not make check payable to the agent or leave the payee blank.

FORM FP VUL Ed. 10-96           Page 1 of 4 Pages                       012297P

8  ALLOCATION    Allocations will always be to the Fidelity Money Market, except as you indicate below.
   Whole                                          ---------------------
   percentages           FIDELITY FUNDS                         MFS FUNDS                      ALGER
   only, must   VARIABLE INSURANCE PRODUCTS FUNDS        VARIABLE INSURANCE TRUST           AMERICAN FUNDS
   total 100%.
                 VIPF Money Market             %       Emerging Growth            %    Growth                %
                 ------------------------------        ---------------------------     ----------------------
                 VIPF Equity Income            %       Utilities                  %    Income & Growth       %
                 ------------------------------        ---------------------------     ----------------------
                 VIPF Growth                   %       World Governments          %    Small Cap             %
                 ------------------------------        ---------------------------     ----------------------
                 VIPF High Income              %       Research                   %    Balanced              %
                 ------------------------------        ---------------------------     ----------------------
                 VIPF Overseas                 %       Growth With Income         %    MidCap Growth         %
                 ------------------------------        ---------------------------     ----------------------
                 VIPF II Asset Manager         %             MORGAN STANLEY            Leveraged Allcap      %
                 ------------------------------                                        ----------------------
                 VIPF II Inv. Grade Bond       %             Universal Funds
                 ------------------------------
                 VIPF II Asset Mgr. Growth     %       Emerging Markets Equity    %
                 ------------------------------        ---------------------------
                 VIPF II Index 500             %       Global Equity              %             AVLIC
                 ------------------------------        ---------------------------
                 VIPF II Contrafund            %       International Magnum       %    Fixed Account         %
                 ------------------------------        ---------------------------                   --------
                                                       Asian Equity               %
                                                       ---------------------------
                                                       U.S. Real Estate           %    Total              100%
                                                       ---------------------------

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9 EXISTING LIFE
  INSURANCE                                                        WILL THIS
  List all life                 YEAR                                REPLACE?
  insurance         AMOUNT     ISSUED    TYPE      COMPANY       YES  NO  1035
  existing on     __________  _________  _____   ___________     []   []   []
  life of
  Insured.(If     __________  _________  _____   ___________     []   []   []
  none, so
  state)          __________  _________  _____   ___________     []   []   []

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10 OTHER             MO residents, DO NOT respond to Q.10.a.
   COVERAGE          a. Has any company declined, postponed,       []Yes [] No
   Complete for      modified, cancelled or refused to renew,
   the Proposed      reinstate or issue insurance? (IF YES,
   Insured.          PLEASE EXPLAIN)

                     _______________________________________
                     (Name of Company)           (Reason)

                     _______________________________________

                     b. Is any other life insurance                []Yes [] No
                     application now pending or contemplated
                     with any other company? (IF YES, PLEASE
                     EXPLAIN)

                     _______________________________________
                     (Name of Company)
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11 OTHER             a. Have you been charged with a driving       []Yes [] No
   INFORMATION          violation, had your license suspended or
   Complete for the     restriction placed on your license
   Proposed Insured.    within the past 5 years? (IF YES,
                        GIVE DETAILS) __________________________
                        ________________________________________

                        Drivers License Number ______  State of Issue  _________

                     b. Have you participated in any vehicle       []Yes [] No
                        racing, parachuting, hang gliding,
                        scuba diving or rodeos within the past
                        2 years, or is any such activity
                        contemplated? (IF YES, COMPLETE FORM HS
                        in Supplemental Book)

                     c. Have you flown within the past 3 years     []Yes [] No
                        as a pilot, student pilot, crew member
                        or had  any  flying duties or  is  any
                        such activity contemplated? (IF YES,
                        COMPLETE FORM AV IN SUPPLEMENTAL BOOK)

                     d. Do you contemplate travel or residence     []Yes [] No
                        in a foreign country in the near future?
                        (IF YES, PROVIDE COMPLETE DETAILS
                        INCLUDING DESTINATION)__________________
                        ________________________________________
                        ________________________________________
                        ________________________________________
                        ________________________________________

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12 TOBACCO USE       a. Has the proposed insured smoked one or more
                        cigarettes in the past twelve months?      []Yes   [] No

                     b. Has the proposed insured used any form of
                        tobacco in the past twelve months?         []Yes   [] No

                     (IF YES, PLEASE EXPLAIN THE TYPE OF USE
                     AND FREQUENCY) ______________________________
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                                 Page 2 of 4 Pages

13 HEALTH HISTORY
   Answer the        Name of personal physician _______ Address ________________
   following            (If none, so state)
   questions         Reason last consulted ___________ Date ____________________
   regarding the
   Proposed Insured. What treatment was given or medication prescribed? ________
                     Has the Proposed Insured: (IF YES, PLEASE EXPLAIN)

   If paramed not    a. Ever been treated by a physician or other health care
   required,            professional for any of the following: Heart trouble,
   complete Form L-1    stroke, heart murmur, elevated blood pressure, lung or
   (found after this    respiratory disorder, kidney disorder, tumor, cancer,
   application).        digestive disorder, diabetes, nervous or mental
                        disorder?                                  []Yes   [] No

   North Carolina    b. Consulted a physician or been examined or treated at a
   residents DO NOT     hospital or other medical facility in the last five
   respond to           years?  ME  residents, you may answer this question "No"
   Question e.          if you have tested positive for HIV and have not
                        developed symptoms of the disease AIDS.   []Yes   [] No

                     c. Ever used narcotics, barbiturates, amphetamines,
                        cocaine, LSD, marijuana or hallucinogenic drugs?
                                                                  []Yes   [] No

                     d. Ever received counseling or treatment for the use of
                        alcohol or drugs?                         []Yes   [] No

                     e. Have you ever been a member of any support group for the
                        use of alcohol or drugs?                  []Yes   [] No

                        Exact Height ____ ft.____in.    Exact Weight________lbs.

                        [] Gained  [] Lost_________ pounds in past year.

                     f. Please explain any "Yes" answers.


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14 SPECIAL           ___________________________________________________________
   INSTRUCTIONS      ___________________________________________________________
                     ___________________________________________________________

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15 ENDORSEMENTS/     No change in the amount, plan, classification or benefits
   CORRECTIONS       will be effective unless agreed to in writing by the policy owner. This space will not be used in MD, PA, WV or any
   HOME OFFICE       other state if not allowed by Statute or Insurance
   USE ONLY          Department Regulations.

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16 TELEPHONE         I  hereby  authorize  and  direct  AVLIC  to make allowable
   AUTHORIZATION     transfers  of   funds  or   reallocation  of  net  premiums
                     among available subaccounts or to complete other  financial
   UNLESS WAIVED,    transactions  as  may  be  allowed by the AVLIC at the time
   THE POLICY OWNER  of  request,  based   upon   instructions    received    by
   AND REPRESENT-    telephone  from  (a) myself,  as  Policy  Owner,   (b)   my
   ATIVE WILL HAVE   Registered Representative in Section 22 below,  and (c) the
   AUTOMATIC         person(s)   named  below.    AVLIC  will  not be liable for
   TELEPHONE         following instructions communicated  by  telephone  that it
   TRANSFER          reasonably believes to   be  genuine.   AVLIC  will  employ
   AUTHORIZATION     reasonable  procedures,  including  requiring   the  policy
   [] I elect NOT    number to  be  stated, tape recording all instructions, and
      to have        mailing written confirmations.  If   AVLIC  does not employ
      telephone      reasonable  procedures  to   confirm   that    instructions
      transfer       communicated by telephone are genuine,  AVLIC may be liable authorization. for any losses due to unauthorized or fraudulent instructions.

    [] I elect NOT   Name per (c) above: ______________________  SS# ___________
       to have my
       Registered    Address: __________________________________________________
       Rep have           (This is not to be used for Fee Advisor authorization)
       transfer
       authorization.

                     I understand: a) all telephone transactions will be recorded; and b) this authorization will continue in force until the earlier of (1) revocation by the Policy Owner is received in written form or by telephone by AVLIC or
                     (2) AVLIC discontinues this privilege.

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                                Page 3 of 4 Pages

17 AGREEMENTS        I AGREE AS FOLLOWS:

NOTE FOR KENTUCKY    1. Any policy including any endorsements issued as a result
RESIDENTS: Any          of this application will, with this application  and any
person who, with        supplemental   applications,  be  the  entire  insurance
intent to defraud       contract.
or knowing that he
is facilitating a    2. No agent,  broker or  medical examiner can: a) waive the
fraud against an        answers to any questions in this application; b) make or
insurer, submits        change any insurance contract; or c) waive any rights or
an application or       rules of AVLIC.
files a claim
containing a false   3. Except as specified otherwise in a receipt provided upon
or deceptive            a  payment  of  premium  at  the  time  of  application,
statement is guilty     insurance  will  not  be   effective  until  ALL  of the
of insurance fraud.     following  are  met:  a) the  policy  issued by AVLIC is
                        delivered to and accepted by the applicant; b) the first full premium is paid.

                     4. AVLIC  may  change  this  application  by an appropriate notation in the space marked "Amendments and Corrections": a) to correct apparent errors or omissions; and b) to conform it with any policy rider that may be issued. No change will be made in the following without the applicant's written consent: a) amount of insurance; b) plan of insurance;
                        c) classification of risks; or d) benefits. Acceptance of any policy issued under this application ratifies any amendments.

                     5. I  understand  that: a) the  amount  and duration of the death benefit may vary with investment experience, loans and other specified conditions; b) policy values not in
                        the  Fixed  Account   will   increase  or   decrease  in
                        accordance   with   the    experience  of   the selected
                        investment   options  of   the  Separate Account; c) the
                        amount  of   the  benefit  payable  on surrender  is not
                        guaranteed, but  is  dependent  on  the   then surrender
                        value;  d) illustrations  of  benefits,  including   the
                        death benefit, are available upon request; and e) this policy meets my investment objectives and anticipated financial needs.
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18 DISCLOSURES       I  hereby  acknowledge  receipt of  the current prospectus, and any supplements, for this policy including any required disclosure if the policy applied for will be in a qualified plan.
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19 AUTHORIZATION     I authorize any licensed physician,  medical  practitioner,
   This authoriza-   hospital,  clinic  or  other    medically related  facility
   tion or a photo-  insurance company, Equifax  or any information  service  or
   copy of it, shall financial   institution,  family  member, or  associate  to
   remain valid for  release to  AVLIC  or  any   person  or   entity  acting on
   use by AVLIC      its  behalf, any  personal information which is on file and
   for 2 (two)       relates  to  my/our health  or  mental  condition,  general
   years from the    character, driving records, use  of  alcohol and drugs, and
   date below.       hobbies of a hazardous nature.

                     In  addition,  I  authorize  the Medical Information Bureau
                     (MIB) to release to AVLIC or its reinsurers, any personal information which is on file and relates to me/us.

                     I also agree that I  have received  and read the "Notice of
                     AVLIC's   Insurance   Information   Practices,"   MIB   and
                     Investigative Consumer Reports.  I  also  understand that I can receive a copy of this authorization if I so desire.
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20 SUBSTITUTE W-9    I  certify  under  penalty  of  perjury that: 1) the number
   CERTIFICATION     shown on  this  form  is my correct taxpayer identification number  (or  I am waiting for a number to be issued to me);
                     and  2) I  am  not  subject  to backup withholding because:
                     a) I  am  exempt  from backup withholding, or b) I have not been  notified  by  the  Internal Revenue Service that I am subject to backup withholding  as a result of  a failure to
                     report  all  interest   and   dividends, or c)  the IRS has
                     notified  me   that  I  am  no   longer  subject  to backup
                     withholding.

                     You must cross out item 2 if your have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

                     THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE  YOUR CONSENT
                     TO  ANY  PROVISIONS  OF  THIS  DOCUMENT   OTHER   THAN  THE
                     CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.
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21 SIGNATURES        I represent to the best of my knowledge and belief that all statements and answers to this application are complete and true.

                     Dated at (City, State) ____________On this Date____________

                     X ________________________   X ____________________________
                       Signature of Proposed        Signature of Policy Owner
                       Insured (Parent or           (if not Proposed Insured,
                       Guardian if Juvenile)        Parent or Guardian) or if a
                                                    Corporation or Trust, show
                                                    full name.

                     X _________________________________________________________
                       Signature(s) and Title of Officer or Trustee(s)
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22 AGENT'S/          Do  you  have  any  knowledge  or  reason  to believe  that
   REPRESENTATIVE'S  replacement of existing insurance or annuity  coverage  may
   STATEMENT         be involved?

                     []Yes [] No (IF YES, GIVE DETAILS IN SECTION 9 AND COMPLETE ANY STATE REQUIRED REPLACEMENT FORMS.)

                     I certify that: (1) the information provided by the owner has been accurately recorded; (2) a current prospectus and all supplements were delivered; and (3) I have reasonable grounds to recommend the purchase of the policy as suitable for the owner.

                     X _________________________________________________________
                       Signature of Agent/Registered Representative

                     X _________________________________________________________
                       Print Name Here     Agent Code    Agency or Broker/Dealer
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                                Page 4 of 4 Pages